GLASSESOFF SCIENTISTS TO PRESENT NEW SCIENTIFIC DATA AT THE 2013 American Academy of Ophthalmology conference

– Recent Study Demonstrates Long-Term Effect Of The GlassesOff's Technology On Near Vision Sharpness –

New York, NY – Nov 18, 2013 – GlassesOff Inc. (OTCBB: GLSO) today announced that the company’s Chief Scientific Officer will present new data from its recent study at the 2013 Annual Meeting of the American Academy of Ophthalmology. The results of the study demonstrate that the previously shown benefits of GlassesOff's proprietary technology in improving near vision sharpness, by improving the image processing function in the brain, are persistent over time and have a long-term effect despite the expected age-related decline of near vision.

The presentation will include results obtained from 59 subjects with different levels of natural deterioration of near vision sharpness in either early or advanced stages, and who completed the basic GlassesOff program of 2 to 4 months, and then continued with an ongoing maintenance protocol that required only few sessions per month. The persistence of the GlassesOff program gains was retested after a period of up to 6.2 years and at least 1 year, and 2.5 years on average. The results were compared to the initial near vision sharpness state before the use of the GlassesOff program, as well as to the predicted rates of near vision deterioration with age.

"Data from the study suggests that not only is there enough capability in the adult brain to overcome and/or delay the undesired effects of aging on reading abilities, but that these benefits are persistent over the long-term,” said Nimrod Madar, CEO of GlassesOff. "We believe that these results reinforce the lasting value that users can expect to gain from our innovative applications.”

The company’s CSO will present the data at 10:15 AM local time on November 18, 2013, at the Annual Meeting of the American Academy of Ophthalmology in New Orleans LA, USA.

About The American Academy of Ophthalmology

The American Academy of Ophthalmology is the largest national membership association of Eye M.D.s. Eye M.D.s are ophthalmologists, medical and osteopathic physicians who provide comprehensive eye care, including medical, surgical and optical care.

About GlassesOff™

GlassesOff Inc. (OTCBB: GLSO) is a public company developing and commercializing next generation vision sharpness applications. GlassesOff has developed a proprietary, patent-protected technology platform to improve near vision sharpness, by improving the image processing function in the visual cortex of the brain, without changing the optical characteristics of the eye. The GlassesOff™ product aims to eliminate the dependency on reading glasses of people over the age of 40 who experience natural age-related changes in their near vision sharpness. The GlassesOff™ product is expected to be sold initially as an iPhone/iPad app, and was named one of the top Emerging Breakthroughs in Science and Technology for 2013 by Reader’s Digest Magazine. For more information, visit www.glassesoff.com.

Safe Harbor Statement: This press release contains forward-looking statements, which may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “would,” “intends,” “estimates,” “suggests,” “has the potential to” and other words and phrases of similar meaning, including statements regarding the results of effectiveness of GLASSESOFF’s applications. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect GLASSESOFF’s business and prospects, including the risks that GLASSESOFF may not succeed in generating any revenues or developing any commercial products, that the products may not achieve the expected results or effectiveness, and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in GLASSESOFF’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.

GlassesOff Contact:

Nimrod Madar, CEO

GlassesOff, Inc.

Tel: +1-855-EYES-AGE

Email: Nimrod.Madar@glassesoff.com

M&C Saatchi PR Contact

Andrea Nirsimloo, Senior Account Director

Tel: +1 646 619 2813

Email: andrea.nirsimloo@mcsaatchi.com